CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296663 on Form S-6 of our report dated August 17, 2026, relating to the financial statement of FT 13116, comprising Vest Semiconductor Buffered 20 Portfolio, Series 13, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 17, 2026